UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SEI”	New York Stock Exchange
(indicate by check mark)
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 16, 2026, Solaris Energy Infrastructure, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Solaris Energy Infrastructure, LLC, a Delaware limited liability company and operating subsidiary of the Company (“OpCo”), Project G Buyer, LLC, a Texas limited liability company and then a wholly owned subsidiary of the Company (the “Buyer”), Focus Genco Cayman Ltd., an exempted company with limited liability incorporated organized under the laws of the Cayman Islands (“Genco”), the holders of shares of Genco (each, a “Seller” and, collectively, the “Sellers”) and Alan Zelazo, solely in his capacity as the Sellers representative under the Purchase Agreement (the “Sellers Representative”).

Pursuant to the Purchase Agreement, the Buyer acquired 100% of the issued and outstanding ordinary shares of Genco from the Sellers in exchange for (i) 4,182,772 shares of Class A common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Equity Consideration”), and (ii) approximately $81 million in cash, subject to customary post-closing adjustments for cash, indebtedness, net working capital and transaction expenses.

The Purchase Agreement also provides for certain registration rights to the Sellers, pursuant to which the Company agreed to, upon the terms and subject to the conditions set forth in the Purchase Agreement, register for resale the shares of Common Stock received by the Sellers. In addition, the Purchase Agreement contains covenants by the Sellers, including confidentiality obligations, non-solicitation covenants, and a 90-day lockup restricting the Sellers’ ability to transfer, sell, or otherwise dispose of the Equity Consideration, subject to certain conditions. The Sellers have agreed to indemnify the Buyer and its affiliates for losses arising from breaches of the representations and warranties made by Genco and the Sellers, as well as breaches of covenants or agreements made by the Sellers, subject to customary survival periods, a deductible, and a cap on certain indemnification claims.

The Purchase Agreement contains customary representations and warranties for transactions of its type. The transaction closed simultaneously with the execution of the Purchase Agreement on March 16, 2026.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by matters (a) with respect to the Company specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (the “SEC”) prior to the date of the Purchase Agreement and (b) made in confidential disclosure schedules delivered in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

Solaris Power Solutions, LLC, a Texas limited liability company and wholly owned subsidiary of OpCo (“Solaris Power”), is party to that certain Equipment Lease Agreement, dated March 12, 2025, as amended (the “Equipment Lease”), with Focus Genco LLC, a Delaware limited liability company and then a wholly owned subsidiary of Genco (“Genco Delaware”). Under the Equipment Lease, Solaris Power leased two gas turbine units from Genco Delaware, which were acquired as part of the Buyer’s acquisition of Genco.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 2.1.

Term Loan Agreement

On the March 16, 2026, the Company and certain of its subsidiaries entered into a senior secured term loan agreement (the “Term Loan Agreement”) with Goldman Sachs Bank USA, as administrative agent and collateral agent, and the lenders party thereto, pursuant to which the lenders provided term loans in an aggregate original principal amount of $300 million. The Company expects to use the proceeds of such term loans for working capital and other general corporate purposes.

Borrowings under the Term Loan Agreement bear interest, at OpCo’s option, at a rate equal to either (i) Term SOFR plus 3.00% or (ii) the Base Rate plus 2.00% (each as defined in the Term Loan Agreement).

The Term Loan Agreement contains certain covenants that the Company considers customary for a facility of this type, including, but not limited to, limitations on the Company’s and its subsidiaries’ incurrence of additional debt, granting liens, and making dispositions, investments and restricted payments. The Term Loan Agreement also includes financial covenants that require the Company and certain of its subsidiaries to maintain, (i) a ratio of consolidated EBITDA to interest expense of at least 3.00 to 1.00 as of the last day of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2026, (ii) a ratio of consolidated net debt (subject to cash netting limitations) to consolidated EBITDA of not greater than 5.25 to 1.00 as of the last day of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2026, or, for each of the four fiscal quarters immediately following the consummation of the Turbine Purchase Agreement (as defined below), 5.50 to 1.00; a (iii) a ratio of consolidated net secured debt (subject to cash netting limitations) to consolidated EBITDA of not greater than 3.50 to 1.00 as of the last day of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2026; and (iv) minimum unrestricted cash of not less than $50 million.

Borrowings under the Term Loan Agreement may be voluntarily prepaid, without penalty or premium. OpCo is also required to make prepayments with the proceeds of certain indebtedness, upon the issuance of certain equity securities, and (subject to reinvestment rights) upon certain asset dispositions and casualty events. The outstanding amounts under the Term Loan Agreement will mature on March 15, 2027.

To secure borrowings under the Term Loan Agreement, the Company and its subsidiaries have pledged substantially all of their assets as collateral to the collateral agent for the benefit of the lenders.

Borrowings under the Term Loan Agreement are subject to acceleration upon the occurrence of events of default that the Company considers customary, including, among others, the failure to pay principal or interest, violation of covenants and default on other indebtedness.

The foregoing description of the terms of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement attached hereto as Exhibit 10.1.

Loan and Security Agreement

On March 16, 2026, the Buyer entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Eldridge Asset Finance LLC, as administrative agent, and Stonebriar Commercial Finance LLC (“Stonebriar”), as initial lender, pursuant to which Stonebriar provided a term loan in an original principal amount of $148.61 million (the “Stonebriar Term Loan”). The Stonebriar Term Loan is evidenced by a promissory note (“Note”) in favor of the administrative agent for the benefit of the initial lender, indicating the fixed interest rate on the unpaid principal amount of the Stonebriar Term Loan. The Stonebriar Term Loan matures on April 1, 2032, unless paid in full prior to such date.

The Buyer will use the proceeds of the Stonebriar Term Loan to purchase the Stonebriar Collateral described in the Loan and Security Agreement (and described below).

The Loan and Security Agreement contains certain non-financial covenants including, but not limited to, affirmative and negative covenants regarding reporting obligations and limitations on further encumbrance of the Stonebriar Collateral. To secure the Buyer’s obligations under the Loan and Security Agreement and Note, the Buyer has assigned and granted to the administrative agent for the benefit of the lenders a first priority lien on certain of the Buyer’s equipment and related contracts, including the proceeds therefrom, as further described in the Loan and Security Agreement (the “Stonebriar Collateral”). The Buyer’s obligations under the Stonebriar Term Loan are guaranteed by OpCo.

The borrowing under the Loan and Security Agreement and the Note is subject to acceleration upon the occurrence of events of default that the Company considers customary, including, among others, the failure to pay principal or interest, violation of covenants (with certain cure period) and default on other material indebtedness.

The foregoing description of the terms of the Loan and Security Agreement and the Note is not complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement attached hereto as Exhibit 10.2.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of ABL

On March 16, 2026, substantially concurrently with the closing of the Term Loan Agreement, the ABL Borrowers (as defined below) terminated that certain loan, security and guaranty agreement, dated as of October 2, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “LSA”), by and among the Company and certain of its subsidiaries, as borrowers (the “ABL Borrowers”), Bank of America, N.A., as agent, and the lenders party thereto. For a description of the LSA, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Term Loan and Revolving Credit Facility” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

In connection with the termination of the LSA, the ABL Borrowers paid all obligations outstanding thereunder and all liens and security interests granted to the agent and the lenders thereunder were released. As of the date of termination, there were no outstanding borrowings under the LSA.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Equity Consideration to the Sellers was completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Sellers.

Item 8.01 Other Events.

On March 16, 2026, the Company announced the consummation of the transactions contemplated by the Assignment, Assumption, Novation and Amendment Agreement, dated March 13, 2026 (the “Assumption Agreement”), with Colusa Power Infrastructure Partners, LLC, a Delaware limited liability company (“Colusa”) and Baker Hughes Energy Services LLC, a Delaware limited liability company (“Baker Hughes”), pursuant to which Solaris Power assumed all of Colusa’s right, title, interest, duties, obligations and liabilities in, to and under a Contract Agreement (the “Turbine Purchase Agreement”), by and between Colusa and Baker Hughes. Pursuant to the Assumption Agreement and the Turbine Purchase Agreement, Solaris Power acquired 30 gas turbine generator delivery slots, which are expected to provide approximately 500 megawatts of power generation capacity between early 2027 and 2029.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Securities Purchase Agreement among the Company, OpCo, Buyer, Sellers, Target and Sellers Representative, dated as of March 16, 2026.

10.1	Term Loan Agreement, dated March 16, 2026.

10.2	Loan and Security Agreement, dated March 16, 2026.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ STEPHAN E. TOMPSETT
Name:	Stephan E. Tompsett
Title:	Chief Financial Officer